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Exhibit 32.1

Certification of Chief Executive Officer

        In connection with the Annual Report on Form 10-K of Knoll, Inc. (the "Company") for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Andrew B. Cogan, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 29, 2012

/s/ ANDREW B. COGAN Andrew B. Cogan Chief Executive Officer

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  Exhibit 32.1
Certification of Chief Executive Officer